Exhibit (h)(7)

THIRD AMENDMENT TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This AMENDMENT (“Amendment”) is made and entered into, as of the latest date on the signature page hereto (the “Effective Date”), by and between EACH OF THE ENTITIES LISTED ON EXHIBIT A ATTACHED HERETO (each individually a “Fund”) and THE BANK OF NEW YORK MELLON (“BNY”). BNY and the Fund are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS, the Fund and BNY have entered into a Fund Administration and Accounting Agreement dated as of August 27, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Fund and BNY desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows:

1.  Exhibit A to the Agreement is deleted and replaced with Exhibit A attached hereto.

2.  As hereby amended and supplemented, the Agreement shall remain in full force and effect in accordance with its terms. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control. From and after the Effective Date, any reference to the Agreement shall be a reference to the Agreement as amended hereby. Capitalized terms not specifically defined herein will have the same meaning ascribed to them under the Agreement.

3.  This Amendment constitutes the sole and entire agreement among the Parties with respect to the matters dealt with herein, and merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether oral or written, with respect to such matters.

4.  This Amendment may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Executed counterparts may be delivered by facsimile or email. “Electronic Signature” means an image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods.

5.  The governing law provision of the Agreement shall be the governing law provision of this Amendment.

6.  Each of the parties represents and warrants to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such party or parties to this Amendment, including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

THE BANK OF NEW YORK MELLON	MAN ETF SERIES TRUST, on behalf of each Series identified on Exhibit A attached hereto:

By: /s/ Robert Stein	By: /s/ Kaitlin Carroll

Name: Robert Stein	Name: Kaitlin Carroll

Title: Vice President	Title: Assistant Secretary

Date:	Date: 9/11/26

MHY CAYMAN HOLDINGS, LLC	MATE CAYMAN HOLDINGS, LLC

By: Man ETF Series Trust on behalf of its series, Man Active High Yield ETF, in its capacity as sole managing member of MHY Cayman Holdings, LLC	By: Man ETF Series Trust, on behalf of its series, Man Active Trend Enhanced ETF, in its capacity as sole managing member of MATE Cayman Holdings, LLC

By: /s/ Kaitlin Carroll	By: /s/ Kaitlin Carroll

Name: Kaitlin Carroll	Name: Kaitlin Carroll

Title: Assistant Secretary	Title: Assistant Secretary

Date: 9/11/26	Date: 9/11/26

MANI CAYMAN HOLDINGS, LLC

By: Man ETF Series Trust on behalf of its series, Man Active Income ETF, in its capacity as sole managing member of MANI Cayman Holdings, LLC

By: /s/ Kaitlin Carroll

Name: Kaitlin Carroll

Title: Assistant Secretary

Date: 9/11/26

Exhibit A

Man Active Income ETF

MANI Cayman Holdings, LLC1

Man Active High Yield ETF

MHY Cayman Holdings, LLC1

Man Active Emerging Markets Alternative ETF

Man Active Trend Enhanced ETF

MATE Cayman Holdings, LLC1

Man Active Global Infrastructure ETF

1 This entity will only receive the applicable Valuation and Computation Accounting Services and Financial Reporting Services mutually agreed upon by the parties and will not receive Fund Administration or Regulatory Administration Services.